SECURITIES AND EXCHANGE COMMISSION


                               WASHINGTON, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT


                       Pursuant to Section 13 or 15 (d) of the
                           Securities Exchange Act of 1934


DATE OF REPORT (Date of earliest event reported)   November 14, 1997

                    AERO SERVICES INTERNATIONAL, INC.
               (Exact name of registrant as specified in its charter)


  Louisiana                             1-10190                    72-0385274
(State or other jurisdic-       (Commission             (IRS Employer
tion of incorporation)          File Number)            Identification No.)


660 Newtown-Yardley Road., Newtown, Pennsylvania                 18940
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code       (215) 860-5600



                                       N/A
      (Former name or former address, if changed since last report)

Item 4.      Changes in Registrant's Certifying Accountants.

      On November 14, 1997, Aero Services International, Inc. (the "Company") dismissed KPMG Peat Marwick LLP as independent accountants for the Company. The decision to change accountants was recommended by the board of directors.

      The reports of KPMG Peat Marwick LLP on the Company's financial statements for the fiscal years ended September 30, 1996 and 1995 did not contain an adverse opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

      The reports of KPMG Peat Marwick LLP with respect to the Company's financial statements and related financial statement schedules included in its Reports on Form 10-KSB for the fiscal years ended September 30, 1995 and 1996 contained a separate paragraph stating that "the Company has suffered recurring losses from operations and has net working capital deficiencies and a stockholders' deficit. These circumstances raise substantial doubt about the entity's ability to continue as a going concern." Because of substantial doubt KPMG Peat Marwick LLP was unable to express, and did not express, an opinion on the financial statements and related financial statement schedules for the years ended September 30, 1995 and 1996.

      During the two most recent fiscal years of the Company and the subsequent interim period through November 14, 1997 there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.



Item 7.      Financial Statements and Exhibits

      (a)    Not applicable.

      (b)    Not applicable.

      (c)    None
























                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             AERO SERVICES
INTERNATIONAL, INC.


Date: November 20, 1997
BY:_______________________________
                                                Paul R. Slack
                                                Chief Accounting Officer